Exhibit 3.(ii)

BY-LAWS

OF

NATIONAL STORM MANAGEMENT, INC.

ARTICLE I

OFFICES

The principal office of the Corporation in the State of Nevada is at 6100 Neil Road, Suite 500, in the City of Reno, County of Washoe.

The corporation may have such additional offices as the Board of Directors may, from time to time, determine and as the business of the corporation may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 1.                                          Place. All shareholder meetings shall be held at the principal office of the corporation, or at such other place, either within or without the State of Nevada, as from time to time may be determined by the Board of Directors and specified in the notice of such meeting.

Section 2.                                          Annual Meeting. The annual meeting of the shareholders shall be held on the 27th day of October every year at 2:00 PM, unless called sooner, and if a legal holiday, then at the same hour on the next business day. At such meeting, the shareholders shall elect the directors of the corporation and shall transact such other business as may come before the meeting.

Section 3.                                          Special Meetings. Special shareholder meetings may be called at any time by the President or by a majority of the directors. It shall also be the duty of the President to call such meetings whenever requested in writing to do so by the holders of not less than one-tenth (1/10) of all the shares entitled to vote at the meeting, which request shall state the objects of the proposed meeting. Business transacted at all special meetings shall be confined to the objects stated in the notice unless items of new business are consented to in writing by shareholders possessing a majority of shares entitled to vote.

Section 4.                                          Quorum. Shareholders possessing a one fourth (1/4) of the shares entitled to vote, represented by the holders in person, or by proxy, shall be required at all meetings to constitute a quorum for the election of directors or the transaction of any other business.

Section 5.                                          Proxies. At all shareholder meetings, a shareholder may vote in person, or vote by written proxy executed by a shareholder. The proxy shall be filed with the secretary of the corporation or other person authorized to tabulate votes before or immediately prior to the commencement of the meeting. No proxy shall be valid after 11 months from the date of its execution unless otherwise provided in the proxy.

Section 6.                                          Voting. The affirmative vote of shareholders possessing at least one fourth (1/4) of the issued and outstanding shares present and entitled to vote shall be required at any valid meeting at which a quorum is present in order for such action to be the valid act of the shareholders. In addition:

(1)                                  Consent of the shareholders possessing not less than one fourth (1/4) of the shares of the corporation entitled to vote shall be required to amend the Articles of Incorporation;

(2)                                  Consent of the shareholders possessing at least one fourth (1/4) of the shares of the corporation present and entitled to vote at a meeting called for that purpose shall be required in order to approve the merger of the corporation or to approve the sale of all or substantially all of the assets of the corporation;

(3)                                  Consent of the shareholders possessing at least one fourth (1/4) of the shares of the corporation present and entitled to vote shall be required in order to alter, amend or repeal these By-laws.

Every shareholder of record shall be entitled to one (1) vote for each share standing in his or her name on the books of the corporation on the record date fixed as hereafter provided or, if no such record date was fixed with respect to such meeting, on the day of the meeting, and may vote such shares either in person, or through a proxy meeting the requirements set forth in Section 5.

Section 7.                                          Notice. Each shareholder of record entitled to vote shall receive notice of the time and place of the annual shareholder meeting and notice of the time, place, and purpose of each special shareholder meeting. Notice of a shareholders’ meeting shall be given to each shareholder of record entitled to vote at least ten (10) but not more than sixty (60) days before the date set for such meeting. Shareholders representing at least one fourth (1/4) of the outstanding shares, thus representing a Quorum, may waive the 10 day notice, if delivered in writing and transact business on behalf of the Shareholders or the Company.

Section 8.                                          Adjourned Meeting. If any shareholder meeting is adjourned to a different date, time or place, notice need not be given if the new date, time and place are announced at the meeting before adjournment. A quorum present in person or by proxy shall be required at the subsequently adjourned shareholder meeting in order to properly transact any business.

Section 9.                                          Fixing of Record Date. For the purpose of determining shareholders entitled to notice of a meeting, to vote at a meeting, to receive a dividend, to receive or exercise subscription or other rights, to participate in a reclassification of stock, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a record date for determination of shareholders for such purpose, such date to be not more than sixty (60) days and, if fixed for the purpose of determining shareholders entitled to notice of and to vote at a meeting, not less than ten (10) days, prior to the date on which the action requiring the determination of shareholders is to be taken.

Section 10.                                   Shareholders List. A complete list of the shareholders entitled to vote at the shareholders’ meeting, arranged in alphabetical order, with the address of each, and the number of voting shares held by each, shall be prepared by the Secretary and filed in the registered office at least five (5) days before the meeting. The voting list shall at all times, during the usual hours of business and during the whole time of the shareholders’ meeting, be opened to examination by any shareholder or any shareholder’s representative. Except as otherwise provided by law, the corporation and its directors, officers and agents may recognize and treat a person registered on its records as the owner of shares, for all purposes, and as the person exclusively entitled to have and to exercise all rights and privileges incident to the ownership of such shares. The corporation and its directors, officers and agents shall not be affected by any actual or constructive notice any of them may have to the contrary.

Section 11.                                   Order of Meeting. At all shareholder meetings, the order of business shall be, as far as applicable and practicable, as follows:

(1)                                  Organization and election of a presiding officer and secretary of the meeting;

(2)                                  Proof of notice of meeting or of waivers thereof (the certificate of the Secretary of the Corporation, or the affidavit of any other person who mailed the notice or caused the same to be mailed, being proof of service of notice by mail);

(3)                                  Submission by Secretary or by inspectors, if any shall have been elected or appointed, of list of shareholders entitled to vote, present in person or by proxy;

(4)                                  Reading of unapproved minutes of preceding meetings, and action thereon;

(5)                                  Reports;

(6)                                  If at a meeting called for that purpose, the election of directors;

(7)                                  Unfinished business;

(8)                                  New business strictly limited to the items set forth in the notice of the annual meeting or notice of special meeting;

(9)                                  Adjournment. However, a motion to adjourn made by shareholders possessing a one fourth (1/4) of the shares present and entitled to vote shall take precedence over the order of business.

Section 12.                                   Informal Shareholder Action. Any action required or permitted to be taken at a shareholder meeting may be taken without a meeting providing that shareholders having that proportion of the total voting power required to authorize or constitute such action at a shareholders meeting consent in writing to the proposed action.

Section 13.                                   Voting for Directors. In the election of directors, each shareholder of record possessing voting rights is entitled to vote for each Director and each Director shall be elected to the Board of Directors by majority vote of the Shareholders present at the meeting.

Section 14.                                   Nomination of Directors. Individuals proposed to be elected to the Board of Directors shall be nominated at the annual meeting of shareholders, or if a special meeting of shareholders has been called for such purpose, at the special meeting.

ARTICLE III

DIRECTORS

Section 1.                                          Number and Qualifications. The management and control of the affairs, business and property of the corporation shall be vested in its Board of Directors. The number of directors of this corporation shall be fixed at not less than 1, nor more than 7. Each director shall hold office until the third annual shareholder meeting held after his or her election or until his or her death, resignation, or removal.

Section 2.                                          Annual Meetings. The annual meeting of the Board of Directors shall be held each year immediately after and at the same place as the annual meeting of shareholders. No notice of the annual meeting of the Board of Directors need be given.

Section 3.                                          Regular Meetings. Regular Board of Directors meetings may be held at such places and at such times as the Board of Directors may from time to time determine by resolution. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which otherwise would be held on that day shall be held at the same hour on the next succeeding business day not a legal holiday. No notice of regular Board of Directors meetings need be given.

Section 4.                                          Special Board Meetings. Special meetings of the Board of Directors shall be held whenever called by the President or by a majority of the directors. Notice of each special Board of Directors meeting shall be given to each director at least two (2) days before the day on which the special meeting is to be held. Every such notice shall state the time and place of the meeting and the purpose thereof. The business transacted at such special meeting shall be confined to the purposes stated in the notice unless the majority of the directors of the corporation consent in writing to discuss new business not contained in the notice of the meeting.

Section 5.                                          Quorum. At each Board of Directors meeting, one half (1/2) of the directors shall be present in order to constitute a quorum for the transaction of business. In the absence of a quorum, any one of the directors present may adjourn any meeting, provided the date, time and place of the adjourned meeting is given prior to adjournment.

Section 6.                                          Voting. At any Board of Directors meeting at which a quorum is present, the affirmative vote of at least one half (1/2) of the members of the Board of Directors shall be had on any matter coming before such meeting in order to constitute such action the valid act of the Board of Directors thereon except a vote of one half (1/2) of disinterested directors shall be necessary to approve any self-dealing transaction. Every member of the

Board of Directors shall be entitled to one (1) vote on any question before the Board of Directors. Any director absent from a meeting of the Board of Directors, or any committee thereof, may be represented by any other director who may cast the absent directors vote according to his or her written instruction, whether general or special, filed with the secretary of the corporation.

Section 7.                                          Place of Meeting. The Board of Directors shall hold its meetings at the principal office of the corporation. The Board of Directors may meet at any other place, either within or without the State of Nevada if consented to by one half (1/2) of the directors.

Section 8.                                          Alternative Meetings. Board of Directors meetings may be held by means of telephone or video conference calls or similar communication provided all persons participating in the meeting can hear and communicate with each other. Participation in a Board of Directors meeting by such means of communication whether by one director or all directors constitutes presence in person at the meeting except as to a person who participates in the meeting for the express purpose of objecting to the transacting of any business on the ground that the meeting is not lawfully called or convened.

Section 9.                                          Removal of Director. The shareholders may remove one or more directors at a meeting called for that proposal if notice has been given that a purpose of the shareholder’s meeting is such removal. The removal may be with or without cause and be done by majority vote of the shareholders present in person or by proxy.

Section 10.                                   Vacancies. All vacancies in the Board of Directors, however caused, shall be filled by one half (1/2) vote of the remaining directors.

Section 11.                                   Resignation. Any director may resign at any time by giving written notice to the President or to the Secretary or other officer. The resignation of any director shall take effect at the time specified in the notice or resignation. The acceptance of such resignation shall not be necessary to make it effective.

Section 12.                                   Committees. The Board of Directors may designate one (1) or more committee(s), each committee to consist of two (2) or more of the directors of the corporation (and one or more directors may be named as alternate members to replace any absent or disqualified regular members), which, to the extent provided by resolution of the Board of Directors or the By-Laws, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may have power to authorize the seal of the corporation to be affixed to documents. Such committee or committees shall have such name or names as may be stated in the By-Laws, or as may be determined from time to time by the Board of Directors. Any vacancy occurring in any such committee shall be filled by the Board of Directors, but the President may designate another director to serve on the committee pending action by the Board of Directors. Each such committee shall hold office during the term of the Board of Directors constituting it, unless otherwise ordered by the Board of Directors.

Section 13.                                   Consent. Any action which may be taken at a meeting of the Board of Directors or any committee thereof may be taken by a consent in writing signed by all of the directors, or by all members of the committee, as the case may be, and filed with the records of proceedings of the Board of Directors or committee.

Section 14.                                   Compensation. Directors, as such, shall receive such payment for their services as may be fixed by resolution of the Board of Directors and shall receive their actual expenses of attendance, if any, for each regular or special meeting of the Board of Directors; provided that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefore.

Section 15.                                   Waiver of Liability and Indemnification. No director, officer or employee of the corporation shall have any personal liability to the corporation, its shareholders, or third persons for monetary damages for breach of fiduciary duty as director or officer provided, however, that this provision shall not limit the liability of any person a director, officer, or, if applicable, the employee:

1)                                      For any breach of the director’s or officer’s duty of loyalty to the corporation or its shareholders;

2)                                      For acts or omissions not in good faith or which involve intentional misconduct or known violation of law;

3)                                      Illegal dividend declaration; or

4)                                      Any transaction from which a director, officer or employee derived an improper benefit.

The corporation shall indemnify and hold harmless any director, officer or employee made a party to a proceeding solely because he or she is or was a director of the corporation if: (1) he or she acted in good faith; (2) reasonably believed that his or her actions were in the best interest of the corporation; (3) reasonably believed that his or her conduct was lawful; and (4) the director prevails on the merits. Indemnification permitted in connection with a proceeding is limited to reasonable expenses incurred in connection with the proceeding and any amounts paid in settlement of the proceeding.

Section 16.                                   Time of Payment. Any indemnification due by the corporation to its officer, director or employee shall be paid within thirty (30) days following the resolution of the proceeding, unless the corporation, at its option, elects to indemnify the director contemporaneously with the occurrence of the covered expense.

ARTICLE IV

OFFICERS

Section 1.                                          Officers and Qualifications. The officers of the corporation shall be chosen by the Board of Directors and shall be a President, Vice-President, a Secretary and a Treasurer and any other office designated by the Board of Directors. More than one office may be held by the same person.

Section 2.                                          President. The President shall be the Chief Executive Officer of the corporation. Subject to control by the shareholders and Board of Directors, the President shall preside at all meetings of the shareholders and at meetings of the Board of Directors. The President shall exercise active and general management of the business of the corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation. The President also shall appoint and discharge all subordinate agents and employees and fix their salaries, subject to review by the Board of Directors. The President shall designate the duties they are to perform.

Section 3.                                          Vice-President. In the absence of the President, or in the event of his or her death, inability or refusal to act, the Vice-President shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice-President may sign, with the Secretary or an assistant secretary, certificates for shares of the corporation the issuance of which have been authorized by resolution of the Board of Directors; and shall perform such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors.

Section 4.                                          Secretary. The Secretary shall, in the absence or disability of the President and the Vice-President, perform the duties and exercise the powers of the President. Unless another person is elected as secretary of a meeting, the Secretary shall (a) attend all sessions of the Board of Directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; (b) give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors; (c) when requested or required, authenticate any records of the corporation; (d) keep a register of the mailing address of each shareholder which shall be furnished to the secretary by the shareholder; (e) have general charge of the stock transfer books of the corporation; (f) perform such other duties as may be prescribed by the Board of Directors or President; and (g) when authorized by the Board of Directors, affix the seal of the corporation to any instrument requiring it, and, when so affixed, it shall be attested to by the Secretary’s signature or by the signature of the Treasurer.

Section 5.                                          Treasurer. The Treasurer shall, in the absence or disability of the President, Vice President and the Secretary perform the duties and exercise the powers of the President. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meetings of the Board of Directors or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the corporation.

Section 6.                                          Compensation of Officers. The Board of Directors shall fix compensation of all officers.

Section 7.                                          Appointment of Other Officers. The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall hold their office for such terms and shall exercise such powers and perform such duties as established by the Board of Directors.

Section 8.                                          Term of Office. The corporate officers shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of one half (1/2) of the entire Board of Directors. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the affirmative vote of one half (1/2) of the Board of Directors at a regular or special meeting called for that purpose.

Section 9.                                          Delegation of Duties and Authority. In the case of the absence of any officer of the corporation or for any other reason that the Board of Directors may deem sufficient as to any officer, the Board of Directors may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer, or to any director, provided three fourths (3/4) of the entire Board of Directors concurs therein.

ARTICLE V

STOCK

Section 1.                                          Certificates for Shares. Certificates representing shares of the corporation shall state the corporate name, state of incorporation, name of the person to whom issued, the number and class of shares and the designation of the series, if any, the certificate represents. Every certificate of stock shall be signed by the President (or by the Vice-President if authorized by the President) and the Secretary. If any other stock certificate is signed by a transfer agent or by a registrar other than the corporation itself or an employee of the corporation, the signature of any such officer may be a facsimile. Each certificate shall be consecutively numbered. The name and address of the person to whom the shares are issued shall be entered on the corporation’s stock book as they are issued. No new certificates shall be issued for shares transferred until the original transferred stock certificate is returned to the Secretary.

Section 2.                                          Transfers. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

Section 3.                                          Lost Certificates. The Board of Directors may direct a new certificate or replacement certificate be issued to replace a lost or destroyed certificate upon the making of an affidavit of that fact by the person seeking the replacement certificate. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance of the new or replacement certificates, require the owner of such lost or destroyed certificate or certificates, or the owner’s legal representative, to give the corporation an indemnity bond against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed or such other action as the Board of Directors may require.

ARTICLE VI

SALES AND OTHER TRANSFERS OF STOCK

Section 1.                                          Shareholders’ Agreements. The shareholders in this corporation may make agreements, among themselves relative to the purchase and transfer of the stock of this corporation. A copy of any such agreement shall be filed with the Secretary of this corporation, and the provisions of any such agreement shall be binding upon the persons who are parties to it and upon their respective successors, assigns, heirs, administrators, legatees, and executors.

Section 2.                                          Stock Redemption Agreements. The corporation and any or all of its shareholders may enter into stock redemption agreements. A copy of any such agreement shall be filed with the Secretary of the corporation.

ARTICLE VII

NOTICES

Section 1.                                          Notices to Directors and Officers. Notice required to be given under these laws to any director or officer may be given by any one of the following methods:  orally, by sending a telephone facsimile transmission, hand delivery, or delivery by an overnight courier service, such as Federal Express. In addition to the above methods, if the period of time between the date of the sending of notice and the date of the meeting is five business days or more, notice may be given by depositing the notice with the United States Postal Service, postage prepaid.

Section 2.                                          Notice to Shareholders. Notice required to be given to any shareholder may be given by any one of the following methods:  by sending a telephone facsimile transmission, hand delivery, or delivery by an overnight courier service, such as Federal Express. In addition to the above methods, if the period of time between the date of the sending of notice and the date of the meeting is five business days or more, notice may be given by depositing the notice with the United States Postal Service, postage prepaid.

Section 3.                                          Place of Sending Notice. Notice required to be given to any director, officer or shareholder shall be given at the address maintained by the secretary, or in the absence of such an address, to the officer’s, director’s or shareholder’s residence. Telephone facsimile notice shall be considered sufficient if sent to the telephone facsimile number of the officer’s, director’s or shareholder’s regular place of business or the facsimile number at the officer’s, director’s or shareholder’s residence, in the absence of a regular place of business.

Section 4.                                          Waivers. Any shareholder or director may waive in writing any notice required or permitted to be given under any provisions of any statute or of the Articles of Incorporation or by these By-Laws, either before, at, or after the meeting or other event for which notice is so provided. All shareholders or directors present at any meeting shall be deemed to have waived any and all notice thereof. Participation and attendance at a meeting:

(1)                                 waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting;

(2)                                 waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

ARTICLE VIII

MISCELLANEOUS

Section 1.                                          Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 2.                                          Fiscal Year. The Board of Directors may adopt for and on behalf of the corporation a fiscal year or a calendar year.

Section 3.                                          Seal. The Board of Directors may adopt a corporate seal, which seal shall have inscribed thereon the name of the corporation. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. Failure to affix the seal shall not, however, affect the validity of any instrument.

ARTICLE IX

FINANCIAL STATEMENTS SHALL BE FURNISHED TO THE SHAREHOLDERS

Section 1.                                          Annual Financial Statement. The Corporation shall furnish its shareholders annual financial statements, which may be consolidated or combined statements of the Corporation and one or more of its subsidiaries, as appropriate, that include a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of changes in shareholders’ equity for the year unless that information appears elsewhere in the financial statements. If financial statements are prepared for the Corporation on the basis of generally accepted accounting principles, the annual financial statements for the shareholders also must be prepared on that basis.

Section 2.                                          Certification. If the annual financial statements are reported upon by a public accountant, his report must accompany them. If not, the statements must be accompanied by a statement of the president or the person responsible for the corporation’s accounting records:

(1)                                  stating his reasonable belief whether the statements were prepared on the basis of generally accepted accounting principles and, if not, describing the basis of preparation; and

(2)                                  describing any respects in which the statements were not prepared on a basis of accounting consistent with the statements prepared for the preceding year.

Section 3.                                          Date of Completion. The Corporation shall mail the annual financial statements to each shareholder within 120 days after the close of each fiscal year. Thereafter, on written request from a shareholder who was not mailed the statements, the Corporation shall mail him the latest financial statements.

ARTICLE X

CAPITAL, SURPLUS AND DIVIDENDS

The Board of Directors shall have such power and authority with respect to capital, surplus and dividends, including allocation, increases, reduction, utilization, distribution and payment, as is permitted by Nevada applicable law.

ARTICLE XI

AMENDMENTS

These By-Laws may be altered or amended or repealed by the affirmative vote or written consent of one fourth (1/4) of the stock issued and outstanding and entitled to vote at any regular or special meeting of the shareholders called for that purpose, or by the affirmative vote of one half (1/2) of the Board of Directors at any regular or special meeting of the Board of Directors called for that purpose; provided, however, that no change of the time or place for the election of directors shall be made within thirty (30) days preceding the day on which the election is to be held, and that, in case of any change of such time or place, notice thereof shall be given to each shareholder in person or by letter mailed to his last known post office address, at least ten (10) days before the election is held.

Unanimously adopted at Dallas, Texas on 19th day of September, 2004.

BOARD OF DIRECTORS:

By:	/s/ Terry Kiefer
Terry Kiefer, President & Director

CERTIFICATE

I, certify that the Subscribers to the By-Laws of National Storm Management, Inc. constitute the entire Board of Directors entitled to vote on the above actions.

Further, I certify that the foregoing is a true and correct copy of the By-Laws of National Storm Management, Inc.

Dated: September 19, 2004

By:	/s/ Terry Kiefer
Terry Kiefer, President & Director